UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 30, 2010

AMERICAN EAGLE ENERGY INC.
(Exact name of registrant as specified in its charter)

Nevada	333-143626	20-8642477
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 North 27th Street, Suite 21G
Billings, Montana 59101
(Address of principal executive offices, including zip code)

(406) 294-0765
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets
Item 3.02 Unregistered Sales of Equity Securities.

On December 30, 2010, we granted an aggregate of 3,212,763 options for the purchase of an equivalent number of shares of our common stock to four individuals, the first of whom is our President and sole director (1,070,921 options), the second of whom is our Vice President of Operations (803,191 options), the third of whom is an indirect consultant to us (1,070,921 options), and the fourth of whom has certain historical affiliations with each of such persons (267,730 options).  The options are fully vested, have an exercise price of $.40 per share, and expire on December 30, 2015.

We believe that, pursuant to Section 4(2) of the Securities Act of 1933, as amended, the issuance of these options is exempt from the registration requirements of Section 5 the Act.  We believe that such exemption was available because (i) no advertising or general solicitation was employed in the offering and granting of the options, (ii) the offers and grants were made to four persons, all of whom were accredited investors, and (iii) transfers of the options and the underlying shares are restricted in accordance with the requirements of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE ENERGY INC.

	By:	/s/ Richard Findley
Richard Findley
President

Date: January 5, 2011